Exhibit 10.2

ORTHOVITA, INC.

AMENDED AND RESTATED 1997 EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT is dated as of              (the “Date of Grant”) and delivered by Orthovita, Inc. (the “Company”) to              (the “Grantee”).

RECITALS

The Orthovita, Inc. Amended and Restated 1997 Equity Compensation Plan (the “Plan”) provides for the grant of stock units with respect to shares of common stock of the Company. The Board of Directors of the Company (the “Board”) has decided to make a stock unit grant as an inducement for the Grantee to promote the best interests of the Company and its shareholders. All references in this Agreement to the “Board” shall be deemed to refer to the Compensation Committee of the Board, to the extent that the Board has delegated authority to administer the Plan to the Compensation Committee.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Units.

Subject to the terms and conditions set forth in this Agreement, the Company hereby awards the Grantee              stock units (the “Restricted Units”) under the Plan. The Grantee accepts the Restricted Units and agrees to be bound by the terms and conditions of this Agreement and the Plan with respect to the award.

2. Restricted Unit Account.

Restricted Units represent hypothetical shares of Company common stock, and not actual shares of stock. The Company shall establish and maintain a Restricted Unit account, as a bookkeeping account on its records, for the Grantee and shall record in such account the number of Restricted Units awarded to the Grantee. No shares of stock shall be issued to the Grantee at the time the award is made, and the Grantee shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to any Restricted Units recorded in the account. The Grantee shall have the right to receive dividend equivalents equal to any dividends or other distributions with respect to hypothetical shares of stock recorded in the Restricted Unit account. Such dividend equivalents shall be payable in cash upon vesting of the hypothetical shares of stock recorded in the Restricted Unit account. The Grantee shall not have any interest in any fund or specific assets of the Company by reason of this award or the Restricted Unit account established for the Grantee.

3. Lapse of Restrictions.

(a) The Restricted Units shall be subject to forfeiture until the restrictions on the Restricted Units lapse. The restrictions on the Restricted Units shall lapse, and the Restricted Units shall be payable, according to the following schedule, if the Grantee continues to be employed by, or provide service to, the Company from the Date of Grant until the applicable vesting date:

Date	Restricted Units

The lapse of restrictions on the Restricted Units shall be cumulative, but shall not exceed 100% of the Restricted Units. If the foregoing schedule would produce fractional Units, the number of Restricted Units on which the restrictions lapse shall be rounded to the nearest whole Unit.

(b) When the restrictions on Restricted Units lapse in accordance with subsection (a) above, the Grantee shall receive payment with respect to such Restricted Units, in the form of shares of the Company common stock, as described in Section 5 below.

4. Termination of Restricted Units.

(a) Except as set forth in any employment or other agreement between the Grantee and the Company, if the Grantee ceases to be employed by, or provide service to, the Company for any reason before the restrictions on all the Restricted Units lapse, any Restricted Units for which the restrictions have not lapsed shall automatically terminate and shall be forfeited as of the date of the Grantee’s termination of employment or service.

(b) No payment shall be made with respect to any Restricted Units that terminate as described in this Section 4.

5. Payment of Restricted Units.

(a) If and when the restrictions on Restricted Units lapse, the Company will issue to the Grantee one share of the Company common stock for each Restricted Unit for which the restrictions have lapsed, subject to satisfaction of the Grantee’s tax withholding obligations as described below.

(b) All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Grantee may elect to satisfy any tax withholding obligation of the Company with respect to the Restricted Units by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities.

(c) The obligation of the Company to deliver stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares to Grantee pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

6. Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Restricted Units, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Restricted Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares issued under the Plan, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Board shall have the authority to interpret and construe the Restricted Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. No Employment or Other Rights. The grant of the Restricted Units shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

9. No Shareholder Rights. Neither the Grantee, nor any person entitled to receive payment in the event of the Grantee’s death, shall have any of the rights and privileges of a shareholder with respect to shares of Company stock, until certificates for shares have been issued upon payment of Restricted Units.

10. Assignment and Transfers. Except as the Board may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Restricted Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Restricted Units by notice to the Grantee, and the Restricted Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

11. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

12. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the President at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Agreement as of the Date of Grant.

ORTHOVITA, INC.

By:

I hereby accept the award of Restricted Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all decisions and determinations of the Board with respect to the Restricted Units shall be final and binding.

Grantee

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